SYMONS INTERNATIONAL GROUP, INC.

                              2002 PROXY STATEMENT

                           NOTICE AND PROXY STATEMENT

                        SYMONS INTERNATIONAL GROUP, INC.
                               4720 KINGSWAY DRIVE
                          INDIANAPOLIS, INDIANA  46205

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 2002

     The Annual Meeting of Shareholders of Symons International Group, Inc. (the "Company") will be held on Thursday, May 30, 2002 at 10:00 a.m. at the Company's offices, 4720 Kingsway Drive, Indianapolis, Indiana, 46205 for the following purposes:

1.     To  elect  three  directors  of  the Company for terms to expire in 2005;

2. To consider and act upon the ratification of the appointment of BDO Seidman, LLP, as independent auditors of the Company for the year ending December 31, 2002; and

3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company. The proxy statement and the Company's Annual Report for the year ended December 31, 2001 are enclosed.

     The record date for the determination of shareholders entitled to vote at the meeting is April 23, 2002, and only shareholders of record at the close of business on that date will be entitled to vote at this meeting, or any adjournment thereof.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


FOR  THE  BOARD  OF  DIRECTORS


                               [GRAPHIC  OMITED]

Douglas  H.  Symons
Chief  Executive  Officer

Indianapolis,  Indiana
April  25,  2002

                        SYMONS INTERNATIONAL GROUP, INC.

                                 PROXY STATEMENT

                   FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 30, 2002

The accompanying proxy is solicited by the board of directors of Symons International Group, Inc. (the "Company") for use at the annual meeting of shareholders to be held May 30, 2002 at 4720 Kingsway Drive, Indianapolis, Indiana, and at any adjournments thereof. The Company is bearing the cost of this solicitation. When the proxy is properly executed and returned, the shares it represents will be voted at the annual meeting in accordance with any directions noted on that proxy. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

The election of directors will be determined by a plurality of the shares present in person or represented by proxy. All other matters to come before the meeting will be approved if the votes cast in favor exceed the votes cast against. Any abstention or broker non-vote on any such matter will not change the number of votes cast for or against the matter. However, such abstaining shares will be counted in determining whether a quorum is present pursuant to the applicable provisions of the Indiana Business Corporation Law.

The board of directors knows of no matters, other than those reported herein, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by a written notice delivered to the Secretary of the Company or in person at the meeting. The approximate date of first mailing of this proxy statement and the accompanying proxy card is April 26, 2002.

                            1.  ELECTION OF DIRECTORS

The board of directors is currently comprised of seven members. The directors of the Company are divided into three classes and are elected to hold office for a three year term. The election of each class of directors is staggered over each three year period. Unless otherwise directed, each proxy card executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee shall be unable or unwilling to stand for election at the time of the annual meeting, the proxy holders intend to nominate and vote for a replacement nominee recommended by the board. At this time, the board knows of no reason why the nominees listed below may not be able to serve as directors if elected.

The board of directors unanimously recommends the election of the following nominees for a three (3) year term to expire in the year 2005. Goran Capital Inc. ("Goran") owns sufficient shares of the Company to ensure the election of the nominees, and Goran presently intends to vote for the nominees listed below.

                              NOMINEES FOR ELECTION

G. Gordon Symons                                  Age 80     Director Since 1987
Chairman of the Board of Directors of the Company and Goran

G. Gordon Symons has been Chairman of the Board of Directors of the Company since its formation in 1987. He founded the predecessor to Goran, the 73% shareholder of the Company, in 1964 and has served as the Chairman of the Board of Goran since its formation in 1986. Mr. Symons also served as the President of Goran until 1992 and the Chief Executive Officer of Goran until 1994. Mr. Symons currently serves as a director of Symons International Group Ltd. ("SIGL"), a Canadian corporation controlled by him, which together with members of the Symons family, controls Goran. Mr. Symons also serves as Chairman of the Board of Directors of all of the subsidiaries of Goran. Mr. Symons is the father of Alan G. Symons and Douglas H. Symons.

Larry S. Wechter                                 Age 46      Director Since 2000
CEO, Monument Advisors, Inc

Larry S. Wechter, has served as a director of the Company since January 2000. Mr. Wechter is the founder, Managing Director and Chief Executive Officer of Monument Advisors, Inc., a private equity fund based in Indianapolis, Indiana. Prior to joining Monument Advisors, Inc., Mr. Wechter was President and a director of ADESA Corporation, now a wholly owned subsidiary of Minnesota Power & Light. Mr. Wechter serves on the board of the Ball State University School of Entrepreneurship, the Midwest Entrepreneurship Education Association and the Indiana Humanities Council. Mr. Wechter currently holds NASD Series 7, 24, 27 and 63 securities licenses and is a CPA.

Terry W. Anker                                    Age 36     Director Since 2001

Terry W. Anker became a director of the Company on November 29, 2001 filling a vacancy created by the resignation of Mr. McKeating, whose term expires this year. Mr. Anker is the chairman of the board of Anthology Companies, a holding company consisting of Keystone Lighting and Keystone's Light Lab, retail and wholesale residential lighting distribution businesses. Mr. Anker previously led the Marion County Regulatory Review Commission, an organization charged with streamlining city-county government bureaucracy in Indianapolis. Mr. Anker also developed the I.T.S. technology for electronic submission of court filings for HPS, Inc.

                         DIRECTORS CONTINUING IN OFFICE


Douglas H. Symons                                 Age 49     Director Since 1987
President and CEO of the Company and COO of Goran


Douglas H. Symons has served as a director of the Company since 1987 and as President of the Company since 1989. His term expires in 2004. Mr. Symons has served as the Company's Chief Operating Officer since July 1996 and as its Chief Executive Officer since November 1999. Mr. Symons also served as Chief Executive Officer of the Company from 1989 until July 1996. Mr. Symons has been a director of Goran since 1989, and has served as Goran's Chief Operating
Officer and Vice President since 1989. Mr. Symons is the son of G. Gordon Symons and the brother of Alan G. Symons.


Alan G. Symons                                    Age 55     Director Since 1987
Deputy Chairman of the Company and CEO and President of Goran

Alan G. Symons has served as a director of the Company since 1987 and served as its Chief Executive Officer from 1996 until November 1999. Mr. Symons has served as Deputy Chairman of the Company since November, 1999. His term as a director expires in 2003. Mr. Symons has been a director of Goran since 1992, and has served as Goran's President and Chief Executive Officer since 1994. Prior to becoming the President and Chief Executive Officer of Goran, Mr. Symons held other executive positions within Goran since its inception in 1986. Mr. Symons is past president of the Columbia club. He is a director of Fluke Transport, Inc., Fox 40 Whistle Company, Monument Advisers, Inc. and the Ball State University School of Entrepreneurship. Mr. Symons is the son of G. Gordon Symons and the brother of Douglas H. Symons.


Gene S. Yerant                                    Age 55     Director Since 2000
Executive Vice President of the Company and Goran

Gene S. Yerant was named Executive Vice President of the Company and President and Chief Operating Officer of Superior Insurance Group, Inc. in January 2000 and has served as a director of the Company since January 2000. His term expires in 2004. Prior to joining the Company, Mr. Yerant served as President of Transport Insurance in Dallas, Texas. From December 1995 to April 1996 he also served as President of Leader Insurance. From April 1990 to April 1998, Mr. Yerant served as a director for National Interstate, a Cleveland, Ohio based insurance company. From September 1990 to February 1997, Mr. Yerant served as director for North American Livestock.

Robert C. Whiting                                 Age 69     Director Since 1996
President, Prime Advisors Ltd

Robert C. Whiting has served as a director of the Company since 1996. His term as a director expires in 2003. Since July 1994, Mr. Whiting has served as President of Prime Advisors, Ltd., a Bermuda-based insurance consulting firm. From its inception until June 1994 Mr. Whiting served as President and Chairman of the Board of Jardine Pinehurst Management Co., Ltd., a Bermuda-based insurance management and brokerage firm.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2001, the board of directors of the Company met seven times, including teleconferences. Each director participated in 75% or more of the meetings of the board and committee meetings (held during the period for which he has been a director). The board of directors appoints from its members an Executive Committee, a Security Committee, an Audit Committee and a Compensation Committee.

EXECUTIVE  COMMITTEE
The Executive Committee is comprised of G. Gordon Symons, Alan G. Symons and Douglas H. Symons. The Executive Committee is empowered by the board of directors to take action on behalf of the board in connection with the management and affairs of the business of the Company. The Executive Committee had frequent informal meetings, including telephonically, during 2001.

SECURITY  COMMITTEE
The Security Committee is comprised of Robert C. Whiting and Douglas H. Symons. The primary responsibility of the Security Committee is to review risk exposure to the Company in connection with its reinsurance programs and other property and liability exposures. The Security Committee met twice during 2001.

AUDIT  COMMITTEE
The members of the Audit Committee are Larry S. Wechter, Robert C. Whiting and Terry W. Anker. The primary responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee. The Audit Committee met four times during 2001.

COMPENSATION  COMMITTEE
The Compensation Committee of the Company is comprised of Terry W. Anker, Robert
C. Whiting and Douglas H. Symons. The Compensation Committee makes recommendations concerning executive compensation and benefit levels to the board of directors and has the authority to approve all specific transactions pursuant to the Symons International Group, Inc. 1996 Stock Option Plan (the "Plan"). The Compensation Committee met once during 2001.

COMPENSATION  OF  DIRECTORS
Directors of the Company who are not employees of the Company or its affiliates receive an annual retainer of $10,000. In addition, the Company reimburses its directors for reasonable travel expenses incurred in attending board and board committee meetings. Each director of the Company who is not also an employee of the Company receives a meeting fee of $1,000 for each committee meeting attended, with committee chairs receiving an additional $1,500 per quarter.

                     VOTING SECURITIES AND BENEFICIAL OWNERS

Only shareholders of record as of the close of business on April 23, 2002 will be entitled to vote at the annual meeting. On the record date, there were 10,385,399 shares of common stock outstanding, the only class of the Company's stock which is currently outstanding.

The following table shows, as of April 20, 2002, the number and percentage of shares of common stock of the Company held by each person known to the Company to own beneficially more than five percent of the issued and outstanding common stock of the Company, and the ownership interests of each of the Company's directors and named executive officers, and all directors and executive officers of the Company as a group, in the common stock of the Company and in the common stock of the Company's 73.3% shareholder, Goran. Unless otherwise indicated in a footnote to the following table, each beneficial owner possesses sole voting and investment power with respect to the shares owned.



                                       SYMONS INTERNATIONAL GROUP, INC.     GORAN CAPITAL INC.

                                       AMOUNT AND NATURE
                                         OF BENEFICIAL    PERCENT OF   AMOUNT AND NATURE OF  PERCENT OF
NAME                                       OWNERSHIP         CLASS     BENEFICIAL OWNERSHIP     CLASS
-------------------------------------  -----------------  -----------  --------------------  -----------
G. Gordon Symons1 . . . . . . . . . .            520,000         4.8%             2,375,524        38.4%
                                       -----------------  -----------  --------------------  -----------
Alan G. Symons2 . . . . . . . . . . .            332,691         3.1%               768,065        12.4%
                                       -----------------  -----------  --------------------  -----------
Douglas H. Symons3. . . . . . . . . .            245,500         2.3%               311,455         5.0%
                                       -----------------  -----------  --------------------  -----------
Robert C. Whiting4. . . . . . . . . .             82,800           *                 20,000           *
                                       -----------------  -----------  --------------------  -----------
Larry S. Wechter5 . . . . . . . . . .             31,000           *                      0           0
                                       -----------------  -----------  --------------------  -----------
Gene S. Yerant6 . . . . . . . . . . .              4,170           *                 40,000           *
                                       -----------------  -----------  --------------------  -----------
Terry W. Anker. . . . . . . . . . . .                  0           0                      0           0
                                       -----------------  -----------  --------------------  -----------
David N. Hafling7 . . . . . . . . . .             10,413           *                      0           0
                                       -----------------  -----------  --------------------  -----------
Mark A. Paul. . . . . . . . . . . . .                  0           0                      0           0
                                       -----------------  -----------  --------------------  -----------
Gregg F. Albacete8. . . . . . . . . .              6,666           *                      0           0
                                       -----------------  -----------  --------------------  -----------
Goran Capital Inc.9 . . . . . . . . .          7,590,300        73.3%                     0           0
                                       -----------------  -----------  --------------------  -----------
All executive officers and directors.          1,229,070        12.9%             3,024,044        52.2%
 as a group (10 persons)
-------------------------------------

*     Less  than  1%  of  class
1     With respect to the shares of the Company, 10,000 shares are owned directly and 510,000 shares may
be purchased pursuant to stock options that are exercisable within 60 days.   With respect to the shares
of  Goran,  479,111  shares  are held by trusts of which Mr. Symons is the beneficiary, 1,646,413 of the shares  indicated  are  owned by Symons International Group Ltd., of which Mr. Symons is the controlling shareholder,  and  250,000  shares  are  subject  to  options  exercisable  within  60  days.
2     With  respect  to  shares  of  the  Company,  72,691  are owned directly and 260,000 shares may be purchased  pursuant to stock options that are exercisable within 60 days.  With respect to the shares of
Goran,  387,215 are held by a trust over which Mr. Symons exercises limited direction, 180,850 are owned directly,  and  200,000 shares may be purchased pursuant to stock options that are exercisable within 60 days.
3     With  respect to shares of the Company, 35,500 shares are owned directly and 210,000 shares may be purchased pursuant to stock options that are exercisable within 60 days.  With respect to Goran, 251,455 shares  are  owned  directly  and  60,000  shares  may  be  purchased pursuant to stock options that are exercisable  within  60  days.
4     With  respect  to shares of the Company, 54,800 shares are owned directly and 28,000 shares may be purchased  pursuant  to  stock  options  that  are  exercisable  within  60  days.
5     Mr.  Wechter  owns 8,000 shares directly, 5,000 are held by a foundation of which Mr. Wechter is a trustee  and  18,000  shares  may  be purchased pursuant to stock options that are exercisable within 60 days.
6     With  respect  to  shares  of the Company, 4,170 are held in Mr. Yerant's 401(k) account, and with respect  to  shares  of  Goran,  40,000  shares  may  be  purchased  pursuant  to stock options that are exercisable  within  60  days.
7     With  respect  to shares of the Company, 3,747 are held in Mr. Hafling's 401(k) account, and 6,666 shares  may  be  purchased  pursuant  to  stock  options  that  are  exercisable  within  60  days.
8     With respect to shares of the Company 6,666 shares may be purchased pursuant to stock options that are  exercisable  within  60  days.
9     Goran's  office  address  is  2  Eva  Road,  Suite  201,  Toronto,  Ontario  Canada  M9C  2A8.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, as well as persons who own more than 10% of the outstanding common shares of the Company, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section
16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no reports were required for those persons, the Company believes that during 2001, all filing requirements applicable to its officers, directors and greater than 10% shareholders were met.

                      REPORT OF THE COMPENSATION COMMITTEE

The Committee regularly reviews the Company's executive compensation policies and practices and approves of the compensation of executive officers. The Committee's executive compensation policy is designed to attract, retain, and motivate highly talented individuals at the executive level of the organization. Executive compensation is based on the level of job responsibility, individual performance, and Company performance. Compensation also reflects the value of the job in the marketplace. To attract and retain highly skilled executives, the Company must remain competitive with the pay of other premier employers who compete with the Company for talent. The Committee believes that the Company's executive compensation program reflects these principles and gives executives strong incentives to maximize Company performance and therefore enhance shareholder value. The policy consists of both annual and long-term components, which should be considered together in assessing whether the policy is attaining its objectives.

To align the interest of employees with those of shareholders, the Company provides employees the opportunity for equity ownership through the Plan. The Compensation Committee makes recommendations to the board for the award of stock options pursuant to the Plan. The objectives of the Plan are to align employee and shareholder long-term interests by creating a strong and direct link between employee compensation and shareholder return and to enable employees to develop and maintain a long-term ownership position in the Company's common stock. A total of 1,500,000 shares of the Company's common stock have been reserved for issuance under the Plan. As of April 10, 2002, 238,667 shares were available for grant of options pursuant to the Plan. There were no grants of options during 2001.

The Company's total compensation program for officers includes base salaries, bonuses and the grant of stock options pursuant to the Plan. The Company's primary objective is to achieve above-average performance by providing the opportunity to earn above-average total compensation (base salary, bonus and value derived from stock options) for above-average performance. The program is designed to attract, motivate, reward and retain the management talent required to serve shareholder, customer and employee interests. The Company believes that this program also motivates the Company's officers to acquire and retain appropriate levels of stock ownership. It is the opinion of the Compensation Committee that the total compensation earned by Company officers during 2001 achieves these objectives and is fair and reasonable.

The compensation of Douglas H. Symons, Chief Executive Officer of the Company, was approved by the Compensation Committee in March, 1999. The Committee has not reviewed the compensation of Douglas H. Symons subsequent to the date he became Chief Executive Officer.

Federal income tax law disallows corporate deductibility for "compensation" paid in excess of $1 million, unless such compensation is payable solely on account of achievement of an objective performance goal approved by the shareholders. As part of its on-going responsibilities with respect to executive compensation, the Compensation Committee will monitor this issue to determine what actions, if any, should be taken as a result of the limitation on deductibility.

The  Compensation  Committee

Terry  W.  Anker,  Chairman
Robert  C.  Whiting
Douglas  H.  Symons

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to November 29, 2001, the Company's Compensation Committee consisted of John K. McKeating, Robert C. Whiting and Douglas H. Symons. Upon the resignation of Mr. McKeating from the Company's board of directors, Terry W. Anker became chairman of the Compensation Committee. Neither Mr. Whiting, Mr. McKeating nor Mr. Anker has any interlocks reportable under Item 402(j)(3) of Regulation S-K. Douglas H. Symons has served as a director and executive officer of the Company since its formation in 1987 and as a director and executive officer of Goran since 1989. Douglas H. Symons is also an executive officer of each of the Company's subsidiaries. Since Alan G. Symons, Deputy Chairman of the Company, is a director of each of the Company's subsidiaries and is empowered to determine the compensation of the managers of the Company's subsidiaries, Douglas H. Symons and Alan G. Symons have reportable interests under Item 402(j)(3) (i)-(iii) of Regulation S-K for 2001.


                       REMUNERATION OF EXECUTIVE OFFICERS

The following table shows the cash compensation paid by the Company or any of its subsidiaries and other compensation paid during the last three calendar years to the Company's Chief Executive Officer and the other four highest paid executive officers who were serving as executive officers at the end of 2001 (the "named executive officers").



                                        SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION
                                         -------------------
                                                                                LONG TERM
                                                                               COMPENSATION
                                                                            AWARDS-SECURITIES    ALL
                                                                                 UNDERLYING     OTHER
NAME AND PRINCIPAL POSITION                     YEAR           SALARY    BONUS    OPTIONS   COMPENSATION
---------------------------------------  -------------------  --------  --------  --------  -------------

Douglas H. Symons . . . . . . . . . . .                 2001  $375,000  $      0         0  $      1,6515
Chief Executive Officer and President .                 2000  $375,000  $      0   210,000  $     45,8466
                                                        1999  $375,000  $      0         0  $           0
                                         -------------------  --------  --------  --------  -------------
Gene S. Yerant1 . . . . . . . . . . . .                 2001  $500,000  $ 912.00         0  $     11,2237
Executive Vice President. . . . . . . .                 2000  $500,000  $250,000         0  $     21,6358
                                         -------------------  --------  --------  --------  -------------
David N. Hafling2 . . . . . . . . . . .                 2001  $135,230  $      0         0  $      1,7435
Vice President, Chief Actuary . . . . .                 2000  $118,846  $      0     2,000  $        3005
                                                        1999  $107,985  $      0  $      0
                                         -------------------  --------  --------  --------
Mark A. Paul3 . . . . . . . . . . . . .                 2001  $ 69,230  $      0         0  $        7355
Vice President, Chief Financial Officer
Gregg F. Albacete4. . . . . . . . . . .                 2001  $184,875  $ 37,986                 $ 1,7475
Vice President, Chief Information . . .                 2000  $175,000  $ 50,000    10,000  $     19,3259
Officer
---------------------------------------

1     Mr.  Yerant  joined  the  Company  on  January  10,  2000.
2     Mr.  Hafling  joined  the  Company  on  January  1,  1999.
3     Mr.  Paul  joined  the  Company  on  May  7,  2001.
4     Mr.  Albacete  joined  the  Company  on  January  26,  2000.
5     Health  and  life  insurance  premiums.
6     Includes  $43,510  of  accrued  vacation  and  $2,336  of  health  and  life  insurance  premiums.
7     Includes  $1,990  of  health  and  life  insurance  premiums.
8     Includes  $19,067  of  relocation  expenses  and  $2,568  of  health  and  life insurance premiums.
9     Includes  $17,362  of  relocation  expenses  and  $1,963  of  health  and  life insurance premiums.


                      OPTION EXERCISES AND YEAR-END VALUES

The following table shows unexercised stock options held by the Company's named executive officers at December 31, 2001. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options. The closing OTC stock price as of December 31, 2001 was $.07 per share, which was lower than the option exercise prices; therefore, there were no unexercised in the money options as of December 31, 2001. There were no exercises of stock options by the named executive officers during 2001.



                                  AGGREGATED OPTION EXERCISES IN 2001
                                   AND DECEMBER 31, 2001 OPTION VALUES

                                     NUMBER OF SHARES UNDERLYING            VALUE OF UNEXERCISED IN THE
                                       UNEXERCISED OPTIONS AT                   MONEY OPTIONS AT
            NAME                         DECEMBER 31, 2001                    DECEMBER 31, 20011
-----------------                        ---------------------------         --------------------------
                                   Exercisable                Unexercisable  Exercisable  Unexercisable
                   ---------------------------  ---------------------------  -----------  -------------
Douglas H. Symons                      210,000                            0            0              0
                   ---------------------------  ---------------------------  -----------  -------------
Gene S. Yerant. .                            0                            0            0              0
                   ---------------------------  ---------------------------  -----------  -------------
David N. Hafling.                        3,333                        6,667            0              0
                   ---------------------------  ---------------------------  -----------  -------------
Gregg F. Albacete                        3,333                        6,667            0              0
                   ---------------------------  ---------------------------  -----------  -------------
Mark A. Paul. . .                            0                            0            0              0
-----------------  ---------------------------  ---------------------------  -----------  -------------

1     Based  on  the  December  31,  2001  closing  OTC  stock  price  which  was  $.07  per  share.


                               STOCK OPTION GRANTS

There were no grants of stock options to the Company's named executive officers in 2001.

                          CERTAIN EMPLOYMENT AGREEMENTS

Certain of the Company's officers have entered into employment contracts with the Company or one of its subsidiaries.

Douglas H. Symons, Chief Executive Officer of the Company, is subject to an employment agreement, with such agreement calling for a base salary of not less than $375,000 per year. This agreement became effective on March 8, 1999 and continues in effect for an initial period of two years. Upon the expiration of the initial two year period, the term of the agreement is automatically extended from year to year thereafter and is cancelable (after the expiration of the initial two year term) upon six months' notice. This agreement contains customary restrictive covenants respecting confidentiality and non-competition during the term of employment and for a period of two years after the termination of the agreement. In addition to annual salary, Douglas H. Symons may earn a bonus in an amount ranging from 0 to 100% of base salary. At the discretion of the board, bonus awards may be greater than the amounts indicated if agreed upon financial targets are exceeded.

The Company and Goran entered into an employment agreement with Gene S. Yerant under which he has agreed to serve as Executive Vice President of the Company and President of Superior Insurance Group, Inc., a subsidiary of the Company.
The agreement became effective on January 10, 2000 and continues in effect for an initial term of five years. The agreement provides that Mr. Yerant will receive a base salary of $500,000 annually and a bonus of up to 100% of salary based upon achievement of certain performance objectives.

The Company and Goran entered into an employment agreement with David N. Hafling under which he serves as Vice President and Chief Actuary of the Company. The agreement became effective on October 15, 2001 and continues until December 31, 2004. The agreement is automatically renewed for one year periods thereafter unless earlier terminated upon 60 days advance notice. The agreement provides that Mr. Hafling will receive a base salary of not less than $150,000 annually and an annual bonus of up to $30,000.

The Company and Goran entered into an employment agreement with Gregg F. Albacete under which he serves as Vice President and Chief Information Officer of the Company. The agreement became effective on January 26, 2000 for an initial term of three years and is automatically renewed for one year periods thereafter unless sooner terminated. The agreement provides that Mr. Albacete will receive a base salary of not less than $175,000 annually and an annual bonus of up to $75,000.

The Company entered into an employment agreement with Mark A. Paul under which he serves as Vice President and Chief Financial Officer of the Company. The agreement became effective on July 30, 2001 for an initial term of one year. The term of the agreement is automatically extended from year to year thereafter unless earlier terminated upon 120 days notice. The agreement provides that Mr. Paul will receive a base salary of $120,000 annually and a bonus of up to 30% of salary based upon certain preestablished goals.

                   2.  RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors proposes the ratification by the shareholders at the annual meeting of the appointment of the accounting firm of BDO Seidman, LLP ("BDO Seidman") as independent auditors for the Company's year ending December 31, 2002. A representative of BDO Seidman is expected to be present at the annual meeting with the opportunity to make a statement if he or she so desires. This individual will also be available to respond to any appropriate questions the shareholders may have.

                          REPORT OF THE AUDIT COMMITTEE

The Company's Audit Committee is responsible for, among other things, reviewing with BDO Seidman, its independent auditors, the scope and results of their audit engagement. In connection with the fiscal 2001 audit, the Audit Committee has:

1. Reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2001;
2. Discussed with BDO Seidman the matters required by Statement on Auditing Standards No. 61, as amended, and
3. Received from and discussed with BDO Seidman the communication from BDO Seidman required by Independence Standards Board Standard No. 1 regarding their independence.

Based on the review and discussions described in the preceding items, the Audit Committee recommended to the board of directors that the audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a charter, which was attached to the Company's 2001 proxy statement as Appendix A. The members of the Audit Committee have been determined to be independent in accordance with the requirements of Nasdaq Rule 4200.

The  Audit  Committee:
Larry  S.  Wechter,  Chairman
Robert  C.  Whiting
Terry  W.  Anker

                              FEES PAID TO AUDITORS

AUDIT  FEES

The aggregate fees billed by BDO Seidman for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the same fiscal year were approximately $326,826.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

The Company paid no fees to BDO Seidman during the year ended December 31, 2001 relating to financial systems design and implementation.

ALL  OTHER  FEES

There were no other fees paid to BDO Seidman during the year ended December 31, 2001.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has made the following personal loans to Alan G. Symons, which were outstanding during 2001:




                   LARGEST LOAN BALANCE    BALANCE AS OF
DATE OF LOAN            DURING 2001        MARCH 30, 2002   INTEREST RATE
-----------------  ---------------------  ---------------  --------------
June 30, 1986 . .  $               6,617  $         6,617            None
                   ---------------------  ---------------  --------------
February 24, 1988  $              27,309  $        27,309            None
                   ---------------------  ---------------  --------------
March 19, 1998. .  $              15,293  $        15,293           5.85%
-----------------  ---------------------  ---------------  --------------

The Company has made the following personal loans to Douglas H. Symons, which were outstanding during 2001:



                     LARGEST LOAN BALANCE    BALANCE AS OF
DATE OF LOAN              DURING 2001       MARCH 31, 2002   INTEREST RATE
-------------------  ---------------------  ---------------  --------------

June 30, 1986 . . .  $               9,798  $             0           None
                     ---------------------  ---------------  --------------
February 24, 1988 .  $               2,219  $         2,219           None
                     ---------------------  ---------------  --------------
September 29, 1999.  $             100,000  $       100,000           6.5%
                     ---------------------  ---------------  --------------
June 28, 2000 . . .  $              80,000  $        80,000           None
                     ---------------------  ---------------  --------------
Prior to 1997(1). .  $              66,256  $        66,256           None
                     ---------------------  ---------------  --------------
June 4, 2001(1) . .  $              50,000  $        50,000           None
-------------------  ---------------------  ---------------  --------------

(1)     Represents  advances.


Pafco General Insurance Company ("Pafco"), an insurance subsidiary of the Company, engaged in reinsurance transactions with Granite Reinsurance Company Ltd. ("Granite Re") during 2001. Granite Re is a wholly owned subsidiary of Goran, and G. Gordon Symons, Alan G. Symons and Douglas H. Symons are directors and executive officers of Goran.

During 2001, IGF received $32,197 from Granite Re with regard to reinsurance treaties in effect during 2000.

On an ongoing basis, Pafco also reinsures with Granite Re non-automobile business written by Pafco and originated through Symons International Group, Inc. - Florida, a subsidiary of Goran. Under this reinsurance arrangement, Pafco ceded approximately $3,700 in premiums to Granite Re in 2001. Those reinsurance arrangements have been continued for 2002.

The Company paid $15,000 to Stargate Solutions Group, Inc. in 2001 for consulting and other services relative to the conversion to the Company's non-standard automobile operating system. Stargate Solutions Group, Inc. is owned by Kirk Symons, the son of G. Gordon Symons and brother of Alan G. Symons and Douglas H. Symons.

During 2001, the Company and Pafco paid David G. Symons, an attorney licensed in California, approximately $45,000 for legal fees relating to claims against such companies. David G. Symons is the son of Alan G. Symons.

Superior Insurance Group, Inc., a wholly owned subsidiary of the Company, owns a less than 1% limited partnership interest in Monument Capital Partners I. The amount of the investment was $100,000. Larry S. Wechter, a director of the Company is Managing Director and Chief Executive Officer of Monument Advisors, Inc. and Alan G. Symons, a director of the Company, is a director of Monument Advisors, Inc. Monument Advisors, Inc. is the general partner of Monument Capital Partners I.

                                PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return on the Company's common stock with Standard & Poor's 500 Stock Index and the Company's peer group for the years 1996 through 2001.


                               [GRAPHIC  OMITED]


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Compensation Committee and Audit Committee Reports and the stock price performance graph shall not be incorporated by reference in any such filings.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's 2003 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before December 26, 2002. In order to be considered in the 2003 annual meeting, shareholder proposals not included in the Company's 2003 proxy solicitation materials, as well as shareholder nominations for directors, must be submitted in writing to the Secretary of the Company at least sixty (60) days before the date of the 2003 annual meeting, or, if the 2003 annual meeting is held prior to March 31, 2003, within ten (10) days after notice of the annual meeting is mailed to shareholders. The board of directors of the Company will review any shareholder proposals that are filed as required, and will determine whether such proposals meet applicable criteria for inclusion in its 2003 proxy solicitation materials or consideration at the 2003 annual meeting.

                                  OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that the proxies solicited hereby will be voted with respect to those matters in accordance with the judgment of the persons voting the proxies. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock of the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope. Insofar as any of the information in this proxy statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

Signed  by  Order  of  the  Board  of  Directors


                               [GRAPHIC  OMITED]



Douglas  H.  Symons
Chief  Executive  Officer